Exhibit 99(24)(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of Equitable Financial Life Insurance Company of America (the “Company”), a stock life insurance company, hereby constitutes and appoints José Ramón González, Kurt Meyers, Ralph A. Petruzzo, Shane Daly and Robert Negron, each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are defined to include the registration statements listed below:

Equitable America Variable Account A (811-05166)

033-14362

033-20453

033-20696

333-59717

333-72632

333-91776

333-92066

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account 70A (811-23609)

333-248907

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account K (811-22886)

333-191149

333-191150

333-207014

333-229237

333-229238

333-256256

Form N-6 registration statements to be filed as necessary.

Equitable America Variable Account L (811-04234)

002-95990

033-82570

333-56969

333-64417

333-72578

333-72596

333-104162

333-134304

Form N-6 registration statements to be filed as necessary.

EFLOA

Equitable America Variable Account S (811-05100)

033-13183

Form N-6 registration statements to be filed as necessary.

Equitable Financial Life Insurance Company of America

333-210276

333-223704

333-229747

333-236437

333-251416

Form S-1 or S-3 registration statements to be filed, as necessary, for Market Value Adjustment interests under MONY Variable Annuity and MONY Custom Master contracts issued by Equitable Life Insurance Company of America.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered with certain flexible premium variable life insurance policies. This includes, but is not limited to each Market Stabilizer Option®.

Form S-1, S-3, N-4 or N-6 registration statements to be filed as necessary, including but not limited to any registration statements filed to continue the offering of, and/or register more securities for, any securities offered by the registration statements identified above.

The undersigned has hereunto set his or her hand this 6th day of August, 2021.

Signature	Title

/s/ Daniel G. Kaye	Director
Daniel G. Kaye

/s/ Francis Hondal	Director
Francis Hondal

/s/ Joan Lamm-Tennant	Director
Joan Lamm-Tennant

/s/ Kristi Matus	Director
Kristi Matus

/s/ Ramon de Oliveira	Chairman of the Board and Director
Ramon de Oliveira

/s/ Mark Pearson	Chief Executive Officer and Director
Mark Pearson

/s/ Bertram Scott	Director
Bertram Scott

EFLOA

Signature	Title

/s/ George Stansfield	Director
George Stansfield

/s/ Charles G.T. Stonehill	Director
Charles G.T. Stonehill

/s/ Robin Raju	Senior Executive Vice President and Chief Financial
Robin Raju	Officer

/s/ William Eckert	Senior Vice President and Chief Accounting Officer
William Eckert

EFLOA